UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2006
DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 715-2600
Registrant’s Web site address: www.delta.com
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The text set forth below under Item 2.03 is incorporated into this Item by this reference.
     We have a number of other commercial relationships with the lenders described in Item 2.03. We have entered into financing agreements, aircraft leases, and contracts for the purchase of engines, among other arrangements, with GECC (as defined below) and its affiliates. We have entered into credit card processing agreements and agreements for the purchase of SkyMiles, among other arrangements, with American Express Travel Related Services Company, Inc. and its affiliates.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     DIP Credit Facility
     On September 16, 2005, we entered into a Secured Super-Priority Debtor In Possession Credit Agreement (the “DIP Credit Facility”) to borrow up to $1.7 billion from a syndicate of lenders arranged by General Electric Capital Corporation (“GECC”) and Morgan Stanley Senior Funding, Inc., for which GECC acted as administrative agent. On October 7, 2005, we entered into an amendment to the DIP Credit Facility, resulting in borrowings of $1.9 billion under the DIP Credit Facility, as amended.
     On March 27, 2006, we executed an amended and restated credit agreement (the “Amended and Restated DIP Credit Facility”) with a syndicate of lenders, which replaced the DIP Credit Facility in its entirety. The aggregate amounts available to be borrowed under the DIP Credit Facility are not changed by the Amended and Restated DIP Credit Facility. However, under the Amended and Restated DIP Credit Facility, the interest rates on borrowings have been reduced: the $600 million Term Loan A bears interest, at our option, at LIBOR plus 2.75% or an index rate plus 2.00%; the $700 million Term Loan B bears interest, at our option, at LIBOR plus 4.75% or an index rate plus 4.00%; and the $600 million Term Loan C bears interest, at our option, at LIBOR plus 7.50% or an index rate plus 6.75%.
     The Amended and Restated DIP Credit Facility is otherwise substantially the same as the DIP Credit Facility, including financial covenants, collateral, guarantees, maturity date and events of default, which are described in our Form 10-K for the year ended December 31, 2005 (“Form 10-K”). The Amended and Restated DIP Credit Facility allows the execution of amendments to (1) certain other credit facilities previously entered into by us with GECC; and (2) a reimbursement agreement between us and GECC (the “Reimbursement Agreement”) related to letters of credit totaling $403 million issued on our behalf by GECC, which support our obligations with respect to $397 million aggregate principal amount of tax-exempt special facility bonds issued to refinance the construction cost of certain airport facilities leased to us. See Item 8.01 below for additional information about the amendments to the credit facilities and the Reimbursement Agreement.
Financing Agreement with Amex
     On September 16, 2005, we entered into an agreement (the “Modification Agreement”) with American Express Travel Related Services Company, Inc. (“Amex”) and American Express Bank, F.S.B. pursuant to which we modified certain existing agreements with Amex, including two agreements (collectively, the “Amex Pre-Petition Facility”) under which we had borrowed $500 million from Amex.

     As required by the Modification Agreement, on September 16, 2005, we used a portion of the proceeds of our initial borrowing under the DIP Credit Facility to repay the principal amount of $500 million, together with interest thereon, that we had previously borrowed from Amex under the Amex Pre-Petition Facility. Simultaneously, we borrowed $350 million from Amex pursuant to the terms of the Amex Pre-Petition Facility as modified by the Modification Agreement (the “Amex Post-Petition Facility”). On October 7, 2005, pursuant to Amendment No. 1 to the Modification Agreement (the “Amendment to the Modification Agreement”), Amex consented to the above-described increased principal amount of the DIP Credit Facility in return for a prepayment of $50 million under the Amex Post-Petition Facility.
     In connection with the Amended and Restated DIP Credit Facility, we executed a conforming amendment and restatement of the Amex Post-Petition Facility. The financial covenants, collateral, guarantees, maturity dates and events of default are not changed by the amendment and restatement and are described in the Form 10-K. As of the date of effectiveness of the Amended and Restated DIP Credit Facility, to which Amex consented, the fee on outstanding advances under the Amex Post-Petition Facility decreased to a rate of LIBOR plus a margin of 8.75%.
     The Amended and Restated DIP Credit Facility and the Amex Post-Petition Facility are subject to an intercreditor agreement that generally regulates the respective rights and priorities of the lenders under each facility with respect to collateral and certain other matters.
Item 8.01 Other Events
     On March 31, 2006, we entered into amendments (the “Amendments”) to certain credit facilities with GECC (other than the Amended and Restated DIP Credit Facility) and the Reimbursement Agreement. These credit facilities are referred to as the Spare Engines Loan, the Aircraft Loan and the Spare Parts Loan in footnotes 6, 7 and 8, respectively, to the debt table in Note 8 of the Notes to the Consolidated Financial Statements in the Form 10-K.
     The credit facilities and the Reimbursement Agreement are secured by specific aircraft; Mainline aircraft engines; and substantially all of the Mainline aircraft spare parts owned by us (the “Collateral Pool”). As a result of the Amendments, the Collateral Pool secures (1) each of the credit facilities with GECC (other than the Amended and Restated DIP Credit Facility); (2) 12 leases for CRJ-200 aircraft we previously entered into with GECC; and (3) leases of up to an additional 15 CRJ-200 aircraft pursuant to the put rights described below; and (4)  the Reimbursement Agreement. In addition, the expiration date of the letters of credit issued in connection with the Reimbursement Agreement was extended from 2008 to 2011, and the Collateral Value Test in the Reimbursement Agreement was eliminated. For additional information about the Collateral Value Test, see Item 7 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Covenants” in the Form 10-K.
     As a condition to the Amendments, we granted GECC the right exercisable until March 30, 2007, to lease to us up to an additional 15 CRJ-200 aircraft (“put rights”). GECC may exercise the put rights only after providing us with prior written notice, and no more than three such aircraft may be scheduled for delivery in the same month. The leases will have terms ranging between 108 months and 172 months, as determined by GECC, and lease rates will be based on the date of manufacture of the aircraft. We believe that the lease payments for these 15 aircraft will aggregate $215 million over the maximum 172 month term and that the lease payments approximate current market rates. To date, GECC has exercised put rights with respect to three of these aircraft. We have certain rights to sublease the aircraft.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1 — Amended and Restated Secured Super-Priority Debtor in Possession Credit Agreement dated as of March 27, 2006 among Delta Air Lines, Inc., a Debtor and Debtor in Possession, as Borrower, the Other Credit Parties Signatory Thereto, each a Debtor and Debtor in Possession, as Credit Parties, the Lenders Signatory Thereto from Time to Time, as Lenders, and General Electric Capital Corporation, as Administrative Agent and Lender, GE Capital Markets, Inc., as Sole Lead Arranger and Sole Book Runner for Term Loan A and Term Loan B and GE Capital Markets, Inc. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Book Runners for Term Loan C

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.
	By:	/s/ Edward H. Bastian
Edward H. Bastian
Date: March 31, 2006		Executive Vice President and Chief Financial Officer

Exhibit Index
     10.1 — Amended and Restated Secured Super-Priority Debtor in Possession Credit Agreement dated as of March 27, 2006 among Delta Air Lines, Inc., a Debtor and Debtor in Possession, as Borrower, the Other Credit Parties Signatory Thereto, each a Debtor and Debtor in Possession, as Credit Parties, the Lenders Signatory Thereto from Time to Time, as Lenders, and General Electric Capital Corporation, as Administrative Agent and Lender, GE Capital Markets, Inc., as Sole Lead Arranger and Sole Book Runner for Term Loan A and Term Loan B and GE Capital Markets, Inc. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Book Runners for Term Loan C